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                                                                     EXHIBIT 8.1

                  FORM OF MORGAN, LEWIS & BOCKIUS TAX OPINION

               , 1996

PXRE Corporation
399 Thornall Street, 14th Floor
Edison, NJ 08837

Ladies and Gentlemen:

     We have acted as special U.S. tax counsel to PXRE Corporation a Delaware corporation (the 'Company'), in connection with the preparation of a
Registration  Statement on  Form S-4  (Registration No.      -          ), dated
           , 1996 (the 'Registration Statement'), containing the Joint Proxy Statement of the Company and Transnational Re Corporation, a Delaware
corporation ('Transnational') and Prospectus of the Company (the 'Proxy Statement/Prospectus') relating to the merger of Transnational with and into the Company (the 'Merger').

     Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed to those terms in the Registration Statement.

     In arriving at the opinion expressed below, we have examined and relied upon the following documents:

          (a) the Registration Statement;

          (b) the tax representations letters of even date herewith to us from the Company and Transnational;

          (c) the Agreement and Plan of Merger, dated as of August 22, 1996, as amended between the Company and Transnational; and

          (d) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion.

     We have also read and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and Transnational and such certificates and representations of officers and representatives of the Company and Transnational, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) each agreement referred to in clause (c) above or otherwise referred to in the Registration Statement represents the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each such agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein, (iii) the transactions provided for by each such agreement or otherwise referred to in the Registration Statement were and will be carried out in accordance with their terms and (iv) the Merger will be effective under the law of the State of Delaware.

     Our opinion is based upon existing United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions as of the date hereof. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

     The opinion set forth herein has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

     Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code and, accordingly, neither the Company nor the Company's stockholders will recognize gain or loss for United States federal

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income tax purposes as a result of the consummation of the Merger, except to the extent that the Company's stockholders receive cash in lieu of fractional shares.

     In giving the foregoing opinion, we express no opinion regarding any other aspect of federal tax law or any aspect of state, local or foreign tax law.

     We are furnishing this letter in our capacity as special U.S. tax counsel of the Company and this letter is solely for the benefit of the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                          Very truly yours,

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